                                                                   EXHIBIT 10.17


                       VALUE-ADDED RESELLER/OEM AGREEMENT

     This Agreement is made effective December 30, 1997 between Advent Software Inc. ("ADVENT") a California based corporation, with offices at 301 Brannan Street San Francisco CA 94107 and Sagent Technology, Inc. ("SAGENT"), with offices at 2225 E. Bayshore Road, Suite 100, Palo Alto, California 94303. The parties hereby agree that, after execution of this agreement ("Agreement") by an authorized representative of each of the parties, the terms and conditions of this Agreement shall apply to the use and distribution by ADVENT of the Software (as defined below). All capitalized terms used herein and not otherwise defined in this Paragraph or elsewhere in the Agreement are defined in Section 1, Definitions.

     1.   DEFINITIONS

          "Application" means a value-added application computer program which is developed by ADVENT and which requires the use of one or more SAGENT Products or Software to function.

          "Basic Maintenance" means SAGENT's maintenance program which offers new releases (other than those designated as new products by SAGENT) for existing Products during a 12-month period for an annual fee payable in advance. SAGENT reserves the right, in its sole discretion, to change the form and content of its maintenance program from time to time and will provide ADVENT with a thirty (30) day advance notice of any change(s).

          "Confidential Information" means the Product(s), Software, and any intellectual and/or proprietary rights therein, including, without limitation, any patent, copyright, trademark, service mark, logo, trade secrets and other proprietary rights; and any technical, business, financial or customer information, drawings, specifications, designs, records, correspondence or other information disclosed by ADVENT or SAGENT in relation to this Agreement, and identified as confidential by, or proprietary to, the disclosing party. "Confidential Information" does not include information already in the public domain, or in the rightful possession of the other party prior to the execution of this Agreement, or which enters the public domain other than by unauthorized acts of any person, or which is independently developed by either party without use of the Confidential Information or in violation of the terms of this Agreement.

          "End User" means any third party individual, business or governmental customer of ADVENT which acquires one or more Product Copies for personal or internal business use, and not for transfer to others.

          "Effective Date" means the date this Agreement is signed by SAGENT.

          "Export Laws" means all export laws, administrative regulations, and executive orders of any applicable jurisdiction relating to the control of imports and exports of commodities and technical data, including, without limitation, the U.S. Department of Commerce.

          "Level 1 Support" means SAGENT's support program that provides telephone support during SAGENT's normal business hours, and Basic Maintenance for existing Products during a 12 month period for an annual fee payable in advance. SAGENT reserves the right, in its sole discretion, to change the form and content of its maintenance program from time to time upon notice and will provide ADVENT with a thirty (30) day advance notice of any such change(s).

          "Level 2 Support" means SAGENT's support program that provides twenty four hour per day and seven day per week telephone support, and Basic Maintenance for existing Products during a 12 month period for an annual fee payable in advance. SAGENT reserves the right, in its sole discretion, to change the form and content of its maintenance program from time to time upon notice and will provide ADVENT with a thirty (30) day advance notice of any such change(s).



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

          "Product" means the SAGENT products (in object code form only) outlined in Exhibit A and licensed hereunder in accordance with this Agreement and for the fees outlined in Exhibit B.

          "Software Copies" means the Sagent software capabilities (in object code form only) outlined in Exhibit A and licensed hereunder in accordance with this Agreement and for the fees outlined in Exhibit B which SAGENT allows ADVENT to embed as part of its solution.

          "Reseller" means, as the context requires, the ADVENT software to End Users. A Reseller may only distribute Software Copies within the United States and only in accordance with the terms and conditions of this contract.

          "Solution" means, as the context requires, the combination of the Application and Sagent Software functionality granted to ADVENT to use as part of a product offering.

          "User Documentation" means the then current SAGENT user manual(s) and other written materials on the proper installation and use of, and which are normally distributed with, the Products.

     2.   APPOINTMENT OF ADVENT; RELATIONSHIP OF THE PARTIES

          (a) SAGENT hereby appoints ADVENT as an authorized, non-exclusive Value-Added Reseller. An "OEM" or "VAR" develops, owns and licenses, to more than one End User, one or more value-added Solution in conjunction with the software functionality granted to ADVENT by SAGENT. ADVENT must at a minimum license its Application with each Software copy it distributes.

          (b) The relationship between the parties shall be that of ADVENT licensing and embedding Sagent's software solution as outlined in Exhibit B, and purchasing services as an independent contractor from SAGENT and reselling and sublicensing to End Users. ADVENT and its employees are not agents or representatives of SAGENT for any purpose and have no power or authority to represent, act for, bind or commit SAGENT.

     3.   ADVENT'S RIGHTS, REPRESENTATIONS AND OBLIGATIONS

          (a) SAGENT hereby grants and ADVENT hereby accepts the non-exclusive, nontransferable royalty-bearing right to license ("License") a subset of SAGENT's software capabilities as outlined in Exhibit A in conjunction with ADVENT's Product offering, in accordance with the User Documentation and this
Agreement: (i) to internally use and develop its Application and a Solution;
(ii) to distribute as part of an embedded offering SAGENT's Software Copies for use solely as part of a Solution; and (iii) to use in unaltered form the SAGENT trademarks, service marks or marketing logos (the "SAGENT Trademarks") solely to promote the Products, Applications or Solutions, provided ADVENT obtains SAGENT's prior written approval for each new usage. SAGENT retains all title to and, except as unambiguously licensed herein, all rights, including all intellectual property rights to the Products, and all copies and derivative works thereof (by whomever produced). If ADVENT desires to use the Products, or desires to distribute Product outlined in the initial Exhibit A, ADVENT shall execute additional Exhibit A's and pay SAGENT the requisite license fees from the Price List for such licenses.

          (b) ADVENT shall not (i) distribute the Software Copies on a stand alone basis (ii) distribute the Software Copies in any way except as part of a Solution (iii) modify or alter the object code of the Products or Software Copies in any way (iv) use SAGENT trademark or trade name in a way that implies ADVENT is an agency or branch of SAGENT's, or (v) distribute, provide, lease, lend, use or allow others to use the Product or Software Copies to or for the benefit of any third parties who are or may be competitors of SAGENT.

          (c) ADVENT agrees not to resell, distribute or sublicense Sagent's Software Copies, Applications or Solutions to customers other than End Users, except where such customers are approved in writing in advance by SAGENT, such approval not to be unreasonably withheld.

          (d) ADVENT, within a reasonable time period, and after a Solution is made available by ADVENT, shall actively market the Solution consistent with ADVENT's marketing goals and market conditions.

          (e) ADVENT may make one (1) back-up copy of Products used internally to develop Applications, Solutions or Demonstrations.

          (f) ADVENT shall ensure that the End User Agreement provided to Advent's users is no less restrictive than Sagent's shrink wrap license agreement for each copy of the Solution that has embedded Sagent's Software Copies distributed by ADVENT. In addition, ADVENT shall perform any other actions reasonably necessary to assure adequate protection of SAGENT's interests in its intellectual property rights contained in the Product(s) and Software Copies. In all jurisdictions where SAGENT's End User Agreement must be in writing and signed by the End User in order to be effective, the Software Copies may not be distributed unless ADVENT's End User signs a written license agreement which is no less restrictive than the End User Agreement. SAGENT does not undertake to inform ADVENT of the jurisdictions where a signed, written software license is necessary.

          (g) The Product, Software Copies and all related documentation are protected under copyright and trade secret laws and contain proprietary information of SAGENT and its licensors. ADVENT shall abide by the terms of any proprietary notices or markings, and shall use the documentation and the Software Copies only for the purposes contemplated by this Agreement, and shall not disclose to others or reproduce the Product (except as specifically permitted under this Agreement), unless specifically authorized by SAGENT, and shall be liable for all loss or damage to SAGENT from any failure to so abide or from any unauthorized disclosure by ADVENT, its agents or End Users of the Product, Software Copies, or related documentation. ADVENT shall not translate any portion of the Software Copies or associated documentation into any other format or language without the prior written consent of SAGENT. In the event such translation is made by ADVENT, ADVENT shall grant to SAGENT all right, title and interest in any such translation or, if applicable, an exclusive, royalty free license to exploit any copyright or other intellectual property rights created by such translation.

          (h) ADVENT shall promptly notify SAGENT of any actual or suspected unauthorized use or disclosure of the Confidential Information received from SAGENT, and shall provide reasonable assistance to SAGENT (at SAGENT's expense) in the investigation and prosecution of unauthorized uses or disclosure.

          (i) Except as specifically permitted by this Agreement, ADVENT shall not directly or indirectly (i) use any Confidential Information of SAGENT to create any computer software program or user documentation which is substantially similar to any Product; (ii) reverse engineer, disassemble or decompile, or otherwise attempt to derive the source code for, any Product;
(iii) encumber, timeshare, rent or lease the rights granted by this Agreement;
(iv) copy, manufacture, adapt, create derivative works of, translate, localize, port or otherwise modify any Products or other SAGENT Confidential Information or allow any agent or End User of ADVENT to engage in similar conduct.

          (j) ADVENT does not have, and shall not claim that it has, any right in or to any of the Products, Software Copies, or the Confidential Information received from SAGENT other than as specifically granted by this Agreement.



                                      -3-
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          (k) Any and all obligations of SAGENT to provide the Products, as well as any technical assistance, will be subject in all respects to such United States laws and regulations as will from time to time govern the license and deliver of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. ADVENT warrants that it will not export or re-export the Product, Software Copies, any Confidential Information or a Solution, or technical data related thereto, except in conformity with such laws and regulations. ADVENT agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the re-export without such written authorization, it will not export, re-export, or transship, directly or indirectly, the Product, Software Copies, any Confidential Information or a Solution to country groups S or Z (as defined in the export Administration Regulations), or to any other country as to which the U.S. Government has placed an embargo against the shipment of products which is in effect during the term of this Agreement.

If at any time SAGENT determines in its sole discretion that the laws of any country are or become insufficient to protect SAGENT's intellectual or proprietary rights in the Products, SAGENT reserves the right to restrict or terminate ADVENT's and its Resellers' rights to use Products, Software Copies or distribute Software Copies or Confidential Information in that country. ADVENT shall take all actions reasonable necessary to enforce this restriction to protect SAGENT's rights.

          (l) This provision applies to all Products, and Software Copies acquired directly or indirectly by or on behalf of the United States Government. The Product and Software Copies are commercial products, licensed on the open market at market prices, and were developed entirely at private expense and without the use of any U.S. Government funds. If the Product or Software Copies are supplied to the Department of Defense, the U.S. Government acquires only the license rights customarily provided to the public and specified in this Agreement. If the Product or Software Copies are supplied to any unit or agency of the U.S. Government other than the Department of Defense, the license to the U.S. Government is granted only with restricted rights. Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c) of the Commercial Computer Software Restricted Rights clause of FAR 52.227-19.

          (m) During the term of this Agreement, ADVENT shall have the right to use the Sagent Trademarks in accordance with Section 3(a), provided that upon thirty (30) days prior written notice, SAGENT may substitute alternative marks for any or all of the Sagent Trademarks. All representations of Sagent Trademarks that ADVENT intends to use shall first be submitted to SAGENT for approval (which shall not be unreasonably withheld) of design, color and other details, or shall be exact copies of those used by SAGENT. In addition, ADVENT shall fully comply with all reasonable guidelines, if any, communicated by SAGENT concerning the use of SAGENT Trademarks.

               ADVENT will not alter or remove any of the SAGENT Trademarks applied to the Software, Products or User Documentation by SAGENT. Except for the authorization set forth in this Section 3(m) , nothing herein grants or will be deemed to grant to ADVENT any right, title or interest in SAGENT Trademarks. All uses of the SAGENT Trademarks will inure solely to SAGENT, and ADVENT shall obtain no rights with respect to any of these SAGENT Trademarks, other than the right to distribute the Software Copies as set forth herein, and ADVENT irrevocably assigns to SAGENT all such right, title and interest, if any, in any SAGENT Trademarks. At no time during the term of this Agreement will ADVENT challenge or assist others in challenging the SAGENT Trademarks or the registration thereof, or attempt to register any trademarks, marks or trade names confusingly similar to those of SAGENT. Upon termination of this Agreement, ADVENT shall immediately cease to use any and all of the SAGENT Trademarks.



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

SAGENT will act, at minimum, in accordance with generally accepted standards for responsiveness to another software company. Referred problems will be acknowledged within 1 business day. SAGENT will use its best efforts to correct or resolve Severity Level 1 issues within 1 business day. SAGENT will use commercially reasonable efforts to respond to serious and lower level problems as follows: Severity Level 2 (serious) issues will be corrected or resolved within three business days, and lower level (moderate or minimal) issues will be corrected, resolved, or answered within ten business days, or, if agreed upon, in the next release first.

Following termination or expiration of the Agreement, ADVENT will have the right to continue to receive Support from SAGENT provided that maintenance is continued to be paid.

Unless otherwise agreed in a specific instance, SAGENT has no obligation to provide support to ADVENT's customers or Distributors.

     4.

     5.

     6.   TRAINING AND SERVICES

          (a) Within a reasonable time period, and after the Product is made available by ADVENT, ADVENT shall train and maintain a sufficient number of capable technical and sales personnel as SAGENT and ADVENT shall mutually deem necessary and appropriate for ADVENT to carry out its obligations and responsibilities under this Agreement.

          (b) Regardless of whether a Reseller or an End User purchases maintenance or support services, ADVENT shall provide the appropriate level of support, skilled instruction and assistance to End Users using the Solution(s). In any event, ADVENT must provide all support for its Application(s).

          (c) For Products used internally by ADVENT in accordance with the terms of this Agreement, ADVENT shall purchase from SAGENT on an annual basis, Level 1 Support or Level 2 Support in accordance with the terms of the then current support and maintenance programs made available by SAGENT for the fees described in Exhibit B.

          (d) For Software Copies distributed by ADVENT in accordance with the terms of this Agreement, ADVENT may purchase from SAGENT for the initial year, and thereafter may purchase on an annual basis, Level 1 Support or Level 2 Support in accordance with the terms of the then current support and maintenance programs made available by SAGENT for the fees described in Exhibit B.

     7.   LIMITED WARRANTIES

          (a) SAGENT warrants that (i) it has full power to enter into and perform this Agreement; (ii) during the first thirty (30) days from the date ADVENT receives an unmodified Product ("Warranty Period") manufactured by SAGENT, the Products will, under normal use and operating conditions, be free of defects in materials and workmanship and will substantially conform to the User Documentation.

          EXCEPT FOR THESE EXPRESS LIMITED WARRANTIES, ADVENT AND ANY END USER ACCEPT THE PRODUCTS "AS IS" WITH NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ADVENT MAKES NO WARRANTIES REGARDING THE APPLICATION(S) OR SOLUTIONS.



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          (b) Both SAGENT and ADVENT shall mutually hold its officers, directors, agents and employees harmless from damages awarded to a third party by a final appealed court judgment on account of such third party's claim of infringement by the Product of any U.S. patent issued as of the date of the first copy of the applicable Product, Software Copies, or any copyright, trademark or trade secret, provided SAGENT is promptly notified of any and all threats, claims and proceedings related thereto and given reasonable assistance and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise; SAGENT will not be responsible for any settlement it does not approve in writing. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED. The foregoing obligation of SAGENT does not apply with respect to Product or portions or components thereof (i) not supplied by SAGENT, (ii) made in whole or in part in accordance to ADVENT specifications, (iii) which are modified after shipment by ADVENT, if the alleged infringement relates to such modification, (iv) combined with other products, processes or materials where the alleged infringement relates to such combination, (v) where ADVENT continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (vi) where ADVENT's use of the Software is incident to an infringement not resulting primarily from the Product or is not strictly in accordance with the License.

          (c) ADVENT's sole remedy for SAGENT's breach of section 7(a)(ii) is outlined under Sagent's Support policy in Exhibit B. SAGENT shall, in its sole discretion and at its option, provide modifications to keep the Software in substantial conformance with the related User Documentation, replace the Products, or refund the license fees paid to SAGENT for the defective Products.

          (d) ADVENT and SAGENT shall, at their own expense, indemnify, defend, save and hold harmless each other from and against any claim, loss, expense, or judgment (including reasonable attorneys fees) which arises (i) from any asserted failure by either party to act in accordance with this Agreement; (ii) misrepresentations made by either party, or (iii) from any other act or failure to act by either party, its employees or agents.

          (e) ADVENT shall, at its expense, indemnify, defend, save and hold harmless SAGENT from and against any claim, loss, expense, or judgment (including reasonable attorneys fees) which arises (i) from any warranties granted in excess of those made by SAGENT in this Agreement, (ii) inadequate installation maintenance or support of Software Copies by ADVENT; (iii) the marketing of Software Copies by ADVENT; or (iv) from infringement by the Application or Solution or any material supplied by ADVENT of any patent, copyright, trademark or trade secret of any third party.

     8.   LIMITATION OF LIABILITY

          IN NO EVENT WILL SAGENT BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR ITS OBLIGATIONS UNDER SECTION 7(b) ABOVE, SAGENT'S LIABILITY TO ADVENT OR ANY THIRD PARTY FOR A CLAIM OF ANY KIND RELATED TO THIS AGREEMENT OR ANY PRODUCT, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF FEES PAID TO SAGENT FOR THE PRODUCT OR SERVICE INVOLVED IN THE CLAIM. NO ACTION, REGARDLESS OF FORM ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN 1 YEAR AFTER THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED.

     9.   RECORDS, FEES, AUDITS, PAYMENTS, DISCOUNTS

          (a) ADVENT shall pay to SAGENT a license fee ("License Fee") for Products licensed and a royalty fee for Software Copies distributed at the price set forth in Exhibit B.



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

          (b) ADVENT acknowledges and agrees that all fees payable by ADVENT to SAGENT for Software Copies resold by ADVENT hereunder shall be based upon the number of embedded Software Copies or Product distributed by ADVENT with its Solution. Each payment shall be accompanied by the corresponding Copy Record as described in this Section 9. ADVENT shall have the right to set the fees it charges to End Users in its sole discretion. However, fees payable by ADVENT to SAGENT will be based on a minimum resale price by ADVENT of [*] per CPU.

          (c) For each Software Copy manufactured by ADVENT, ADVENT shall maintain complete and accurate records ("Copy Records") indicating each quarter: the Product name, the number of licenses resold. Within 30 business days of the end of each quarter, ADVENT shall deliver to SAGENT the Copy Records applicable to that quarter in a report in the form of Exhibit D accompanied by any additional payment due to SAGENT relating to such Copy Records.

          (d) No more than once each year, at SAGENT's expense and with ten (10) days prior written notice, SAGENT may audit all records of ADVENT relating to this Agreement during ADVENT's normal business hours. If an audit reveals that the amount which should have been paid to SAGENT is at least five percent (10%) more than the amount reported by ADVENT, ADVENT shall pay the cost of the audit to SAGENT. Any shortfall uncovered as a result of an audit as well as the cost of the audit, if required by the preceding sentence, shall be paid by ADVENT to SAGENT within 30 days of the date SAGENT notifies ADVENT that an amount is due.

          (e) ADVENT shall pay any amounts owed to SAGENT on the first day of the second month of each quarter according to the schedule in Exhibit B. The amounts owed must be paid in full. Any amount that is recognized by Advent above the minimum commitments specified in the Schedule in Exhibit B, may be rolled forward for a maximum of one (1) quarter and according to the terms of this Agreement. Each party is solely responsible for its own expenses incurred in the performance of this Agreement. If ADVENT fails to make any payment when due, and upon 10 days advance written notice, this Agreement will terminate.

          (f) Payments will be in United States dollars. Any overdue amount shall bear interest at a rate of eight percent (8%) per annum or the maximum rate allowed by law if less. Costs of conversion, outside collection and related bank charges shall be paid by ADVENT. ADVENT shall be responsible for all taxes, tariffs and transportation costs related to this Agreement (including any value added or sales taxes) other than taxes measured by or in relation to SAGENT's income. All shipments by SAGENT shall be F.O.B. origin. Risk of loss and damage will pass to ADVENT upon delivery to a shipper at SAGENT's facility.

          (g) Discounts do not apply to User Documentation ordered separately, marketing collateral materials, or other products or services offered by SAGENT and not mentioned in Exhibit B.

          (h) Subsequent to the end of the Initial Term, discounts shall continue in the Initial Term until such a time as otherwise negotiated between the parties.

     10.  TERM AND TERMINATION

          (a) The term of this Agreement shall be three (3) years from December 3l, 1997 ("Initial Term"). At the expiration of the Initial Term, this Agreement shall automatically renew annually for successive calendar years unless terminated according to this Section 10.


                                      -8-


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) This Agreement will terminate: (i) for breach of any material term of this Agreement or for failure to pay any amount when due, upon 10 days prior written notice by the non-breaching party to the other, unless the cause is susceptible of being cured and is cured within the 10 day notice period; (ii) immediately upon written notice to ADVENT in the event ADVENT breaches Sections 3(i); (ii) immediately for breach of Section 4(a) upon written notice by the non-breaching party to the other, (iii) immediately in the event ADVENT assigns this Agreement without SAGENT's prior written consent; (iv) immediately and automatically if a receiver or other liquidating officer is appointed for substantially all of the assets or business of ADVENT, or if ADVENT makes an assignment for the benefit of creditors, or ADVENT becomes insolvent or bankrupt or the rights or interest of ADVENT under this Agreement become attached under any bankruptcy, insolvency or reorganization proceedings; (v) at ADVENT's option if a receiver or other liquidating officer is appointed for substantially all of the assets or business of SAGENT, or if SAGENT makes an assignment for the benefit of creditors, or SAGENT becomes insolvent or bankrupt or the rights or interest of SAGENT under this Agreement become attached under any bankruptcy, insolvency or reorganization proceedings; or (vi) upon written notice given by either party to the other at least 30 days prior to the end of the then current term. The date termination becomes effective is called the "Termination Date".

          (c) If this Agreement is terminated pursuant to Section 10(b)(ii) all rights granted under this Agreement will terminate. If this Agreement is terminated for any other reason, all rights granted under this Agreement shall terminate, except for ADVENT's continued right to use Software Copies for the sole purpose of fulfilling any existing contractual obligations for services to End Users and for its internal Development License. Use after the Termination Date shall be subject to all the restrictions contained herein and those provisions of this Agreement which survive termination. Upon termination or expiration of this Agreement, ADVENT will immediately cease to be an authorized SAGENT VAR/OEM and shall refrain from representing itself as such and from using any SAGENT trademark or tradename.

          (d) Subject to Section 10(c), within thirty (30) days of the Termination Date, all Products, Confidential Information of SAGENT and related materials in ADVENT's possession or control shall be returned to SAGENT, or, upon SAGENT's written request, destroyed by ADVENT. Similarly, subject to
Section 10(c), within 30 days of the Termination Date, all Confidential Information of ADVENT and related materials in SAGENT's possession or control shall be returned to ADVENT or, upon ADVENT's written request, destroyed by SAGENT.

          (e) All outstanding obligations due on or before the Termination Date per the Agreement will become due and payable within thirty (30) days after such termination or the period otherwise provided in this Agreement, whichever is earlier.

          (f) All sections of this Agreement which by their terms imply an on-going obligation shall survive any termination of this Agreement.

     11. ESCROW. SAGENT and ADVENT shall enter into an escrow agreement in the form attached as Exhibit C ("Escrow Agreement") where SAGENT shall place in escrow with SourceFile fully annotated source code of the Product only for the purpose of maintaining and supporting the Application and all related documentation. ADVENT shall be solely responsible for all charges related to the establishment and implementation of the Escrow Agreement. ADVENT shall be entitled to receive a copy of the foregoing materials from escrow in accordance with the terms and conditions of the Escrow Agreement executed by the parties.



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

     13.  GENERAL

          (a) The parties hereto expressly understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. Neither party is in any manner associated with or otherwise connected with the actual performance of this Agreement on the part of the other party, nor with the other party's employment of other persons or incurring of other expenses.

          (b) SAGENT has the right at its sole discretion, with sixty (60) days advanced notice to ADVENT, to make changes in the design or specifications of the Products at any time.

          (c) This Agreement may not be assigned by ADVENT without the prior written consent of SAGENT, which shall not be unreasonably withheld. Any purported assignment in contravention of this section is null and void. Notwithstanding the foregoing this Agreement shall bind and inure to the benefit of any successors or assigns.

          (d) Neither party will be responsible for failure of performance, other than for any obligation to pay money, due to causes beyond its control, including without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign government; or shortage of materials.

          (e) Notices will be delivered to a party's address to the following individuals outlined below, or to another address which a party properly notified the other that notices should be sent:

        if to ADVENT:                   If to SAGENT:

        Irv H. Lichtenwald,             Kathy Ovalle
          Chief Financial Officer       Sagent Technology Inc.
        Advent Software, Inc.           2225 E. Bayshore Rd Ste 100
        301 Brannan Street              Palo Alto CA 94303
        San Francisco, CA 94107         Palo Alto CA 94303

          (f) This Agreement, including all attachments, exhibits and appendices, is the complete and exclusive statement of the parties to this Agreement on these subjects, and supersedes all prior written or oral proposals and understandings relating thereto. Except as otherwise provided, this Agreement may only be modified by a writing signed by an authorized officer of each of the parties. This Agreement takes precedence over any purchase order issued by ADVENT, which is accepted by SAGENT for administrative convenience only. To the extent there is a conflict between this Agreement and the End User Agreement, the terms of this Agreement control. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, the remainder of the Agreement will continue in full force and effect. The offending provision shall be interpreted to whatever extent possible to give effect to its stated intent.

          (g) Failure to require performance of any provisions or waiver of a breach of a provision does not waive a party's right to subsequently require full and proper performance of that provision. Singular terms will be construed as plural, and vice versa. Section headings are for convenience only and will not be considered part of this Agreement.

          (h) This Agreement is governed by the laws of the State of California without giving effect to its conflict of law provisions. The United Nations Convention on Contracts for the International Sales of Goods will not apply to this Agreement. SAGENT may seek to enforce or prevent a breach of any term of this Agreement in the appropriate courts of any state or country in which the Products are deployed by ADVENT or in which ADVENT maintains an office. The prevailing party in any suit under this Agreement shall recover all costs, expenses and reasonable attorney fees incurred in such action. Nothing in this Agreement will be deemed a waiver by either party of any and all available legal or equitable remedies.

SAGENT TECHNOLOGY, INC.                 ADVENT


By: /s/ KENNETH C. GARDNER              By: /s/ IRV H. LICHTENWALD
    ----------------------------------      ------------------------------------
Name: Ken Gardner                       Name: Irv H. Lichtenwald
Title: Chief Executive Officer          Title: Chief Financial Officer
Address: 2225 E. Bayshore Road,         Address: 301 Brannan Street
         Suite 100                               San Francisco, CA 94107
         Palo Alto, CA 94303

                                    EXHIBIT A

                            ADVENT LICENSED PRODUCTS

                     Software Specifications and Definitions

The Advent supplied solution consists of the right for Advent to deliver Sagent's Software Copies as part of an embedded solution. This solution will allow Advent to deliver pre-built Sagent Plans which provides the customer with technology necessary to move Advent specific data to a relational database, as well as the delivery of pre-built plans which provides Advent with the ability to provide its customer with pre-built Sagent Plans to delivery Reports and Analysis results specifically against Advent data. The solution will provide Advent with the ability to make these pre-defined plans available over a Web Browser. Any additional functionality provides for the ability for Sagent to upgrade these customers to a full or partial Sagent license allowing for additional functionality against Advent data. Below lists the Product Functionality that Sagent will allow Advent to embed as part of the Advent delivered solution, this software includes:

PROVIDER Software Description           Definitions
-----------------------------           -----------------------------
1. Data Mart Server                     See Exhibit "A"

2. Weblink                              See Exhibit "A"

3. Admin                                See Exhibit "A"

4. Design Studio                        See Exhibit "A"

5. Information Studio                   See Exhibit "A"

6. Analysis                             See Exhibit "A"

As SAGENT develops additional products, those products will be added to this Exhibit A and included under this Agreement.

1.   SAGENT DATA MART SERVER

THE SAGENT DATA MART SOLUTION

The SagentO Data Mart Solution is the first fully integrated family of products for populating, managing, and accessing Windows NT-based data marts. Sagent's unique Data Flow Technology lets users process data beyond SQL to create more powerful sets of information than ever before. It includes the Sagent Data Mart Server, Sagent Admin, Sagent Design StudioO, Sagent Information StudioO and Sagent WebLink.

SAGENT DATA MART SERVER

     The Sagent Data Mart Server is an application server that provides a set of services "wrapped around" a Windows NT-based data mart stored in a relational database such as Microsoft SQL Server, Oracle or Sybase. The Sagent Data Mart Server features a multi-threaded, agent-based architecture and an open, RDBMS-based repository.


     MULTI-THREADED, AGENT-BASED ARCHITECTURE FOR HIGH PERFORMANCE INFORMATION ACCESS

     Explicitly designed for the 32-bit, multi-threaded architecture of the Windows NT operating system, the Sagent Data Mart Server employs sophisticated software agents that enable high-performance and intuitive information access. Sagent agents can perform multiple tasks simultaneously and in the background, thereby allowing users to submit several requests at once, or to work on other tasks while the Sagent Data Mart Server executes their requests.

     DATA FLOW PLAN PROCESSING

     The Data Mart Server runs all Data Flow Plans created by Sagent Design Studio and Sagent Information Studio. This application server takes full advantage of multi-threading to run multiple data processing steps at one time, completing tasks faster. Sagent's server also improves performance by processing data on the server, avoiding any issues of network bandwidth between the client and the server.

     RESULTS SPLICING

     Often the fastest way to answer a business question is to run multiple SQL statements in parallel rather than submitting one large, complex SQL statement. The Sagent Data Mart Server can run multiple, simple SQL statements to get information from a data mart and then "splice" the results together before sending them to the desktop. This results in vastly improved query performance.

     AGGREGATE NAVIGATION

     Instead of always calculating aggregates on the fly, the Sagent Data Mart Server can access pre-aggregated information in the data mart to answer users' requests in the fastest way possible. Database administrators can establish hierarchies of pre-aggregated values for the Data Mart Server to use. Sagent also calculates aggregates on the fly, providing many benefits of both multi dimensional and relational databases.

     GROUP CACHING

     Sagent caches in memory the result sets of end users' requests for information. This cache can be shared within a workgroup, enabling users to retrieve commonly accessed information virtually instantaneously. For example, if one user requests the weekly sales data from the Sagent Data Mart Server, the next user in that workgroup to request the same sales data can receive the results back almost instantly, without having to pay the price of re-executing the request.

     INTEGRATION WITH NT SCHEDULING SERVICE

     Sagent users can schedule both data mart population plans as well as end user plans. These are run by the Sagent Server through the Windows NT scheduling service.

     CENTRALIZED, RDBMS-BASED REPOSITORY FOR EASY ADMINISTRATION

     The Sagent Data Mart Server leverages an integrated repository to provide central storage of all items in the Sagent environment, including:

          o    Metadata ("BaseViews" and "MetaViews")

          o    Requests for information ("Plans")

          o    Result sets ("Snaps")

          o    Data transforms

          o    Security information

     The Sagent Repository is stored completely in relational database tables. Users can easily share information stored in this central location. This lets Sagent administrators manage its contents without having to learn a proprietary file structure. Also, users can easily share information stored in this central location. In addition, the Sagent Repository's relational structure enables the easy exchange of metadata with other products.

     FEATURES

          o    Multi-threaded Architecture

          o    Software Agents

          o    Results Splicing

          o    Aggregate Navigation

          o    Group Caching

          o    RDBMS-based Repository

          o    Fully Managed by Sagent Admin Tool

          o    Data Mart Design through Sagent Design Studio

     SUPPORTED DATABASES

     Information Access

          o    Microsoft SQL Server 6.5

          o    Oracle 7.2, 7.3

          o    Red Brick

          o    Sybase 10, 11

          o    ODBC to DB2

               o    Informix

               o    others

     Repository Databases

          o    Microsoft SQL Server 6.5

          o    Oracle 7.2, 7.3

          o    Sybase 10, 11

     SYSTEM REQUIREMENTS

     Hardware

          o    Intel-Based processor

          o    Required 486 processor or higher

          o    Recommended Pentium Pro processor or higher

     Operating System

          o    Microsoft Windows NT 3.5 or above

     Memory

          o    Recommended 128+ MB for 20 users

     Disk Space

          o    Recommended: 250 Mb (Not including relational database)

     Network Protocol Support

          o    Named Pipes

          o    TCP/IP

2.   SAGENT WEBLINK

THE SAGENT DATA MART SOLUTION

     The SagentO Data Mart Solution is the first fully integrated family of products for populating, managing, and accessing Windows NT-based data marts. Sagent's unique Data Flow Technology lets users process data beyond SQL to create more powerful sets of information than ever before. It includes the Sagent Data Mart Server, Sagent Admin, Sagent Design StudioO, Sagent Information StudioO and Sagent WebLink.

SAGENT WEBLINK

     Sagent WebLink is a server-based information access tool that gives users of Web browsers access to items developed within the Sagent Data Mart Solution. It provides out-of-the-box functionality with a pre-built Intranet access page. Use this page to access information in the Sagent Data Mart, customize it, or create your own custom interface quickly and easily with HTML.

     EASY DISTRIBUTION MECHANISM

     Sagent WebLink enables the easy distribution of Sagent components ("Plans" and "Snaps") to users of Web browsers such as Microsoft Internet Explorer and Netscape Navigator. Sagent WebLink automatically converts a result set into an HTML table or a Microsoft Excel spreadsheet.

     The Sagent WebLink pages provide a user interface in HTML that is easy to get up and running. The Sagent WebLink pages are designed using frames for simple navigation to different types of information, such as lists of Plans or Snaps. After specific Plan results display, a click on another hypertext link or a different button displays the next item. When users click on a hypertext link for a Plan, Sagent WebLink receives the request and the Plan is executed to retrieve the latest results from the database. Current results are obtained each time a request is made.

     WORKS WITH ANY BROWSER ON ANY PLATFORM

     Sagent WebLink provides platform-independent access to information in a customizable and secure environment. Just like viewing any Web site, users access information through their Web browsers from any location and on any platform that supports Internet browsers.

     FEATURES

     o    Execution of "Plans"

     o    Viewing of "Snaps"

     o Respects Security of Sagent Data Mart Server, RDBMS, and Microsoft and Netscape Web Servers

     o    Enhanced for Netscape Navigator and Microsoft Internet Explorer

     o    Output

          o    HTML Table

          o    Microsoft Excel

          o    Supplied with Sample Web Page

          o    Open Environment for Designing Custom Web Page

     o    Sagent WebLink Command Set

          o    ISAPI DLL for high performance

          o    Configurable display of results either globally or individually

     SYSTEM REQUIREMENTS

     Hardware

     o    No Special Requirements

     Operating System

     o    Microsoft Windows NT 3.5 or above

     Memory

     o    Required Memory 16 Mb

     o    Recommended 20 Mb

     Disk Space

     o    Required: 25 Mb

     Network Protocol Support

     o    Named Pipes

     o    TCP/IP

     Client Software

     o    Any HTML 3.0-compliant Web Browser

     Server Software

     o    Microsoft Internet Information Server

     o    Any Windows NT-based Netscape Server

3.   SAGENT ADMIN

THE SAGENT DATA MART SOLUTION

The Sagent Data Mart Solution is the first fully integrated family of products for populating, managing, and accessing Windows NT-based data marts. Sagent's unique Data Flow Technology lets users process data beyond SQL to create more powerful sets of information than ever before. It includes the Sagent Data Mart Server, Sagent Admin, Sagent Design Studio, Sagent Information Studio and Sagent WebLink.

SAGENT ADMIN

Sagent Admin delivers comprehensive management and administration capabilities for Sagent Data Marts. It provides a centralized mechanism to manage a distributed network of Sagent Data Marts, and a flexible security model to administer Sagent users.

CENTRALIZED CONTROL OF DISTRIBUTED DATA MARTS

The Sagent Data Mart Solution uses an RDBMS-based repository to store all data mart components, including meta data (BaseViews and MetaViews), information requests called Plans, result sets called Snaps, and data transforms. Sagent Admin provides extensive facilities to manage all Sagent repositories and their components from one intuitive tree-control interface. By providing a central point of control for a distributed network of data marts, Sagent Admin combines the centralized control of a data warehouse with the performance gains of data marts.

Sagent Admin lets you view and edit many of the properties of each item in the Sagent Repository to determine ownership of Plans and Snaps, creation dates, items that are shared among users, the presence of Data Flow Transforms and other items stored in a repository.

You can easily monitor and control the activity of Sagent Agents on Data Mart Systems. Sagent Admin displays the resources used and the current activity of each agent, as well as provides control to stop an agent in progress. Sagent also provides other administration features such as cache control for better performance and query governing.

FLEXIBLE USER SECURITY

Sagent Admin provides a flexible model for controlling user security. Security can be applied to data and to specific Sagent functionality. Control is maintained over data access and what features a user can and cannot access on their desktop.

     USERS, GROUPS, ROLES AND PERMISSIONS

     Sagent Admin lets you easily create users, groups, roles and permissions within the Sagent environment. Sagent users are defined and then placed within a group. There are three types of Sagent groups:

     o Security Groups--users with permission to access the same data or MetaViews.

     o Cache Groups--users who, for improved system performance, share commonly accessed results from requests from requests made by members of their workgroup, that are cached on the Data Mart Server.

     o Distribution Groups--users who can share information Plans and Snaps, through Sagent's Publish and Subscribe feature.

     Sagent Admin allows for the creation of Permissions which define what database information a user can access. Control over what data each user can see is maintained by giving a Security Group permission to access a pre-defined set of Meta Views. Security Groups can use a "trusted" security scheme where every Sagent user in a group uses a single database connection, or a mapped scheme where each user has their own database connection.

     PRIVILEGES

     Sagent users are also defined by Roles. Roles are pre-defined sets of privileges which give users the right to perform certain functions within the Sagent environment. Most functions provided by the Sagent Data Mart Solution are associated with a privilege. For example, an end user role may be defined without the privilege to save a Snap of the results of a plan or to share information with other users. A power user role, on the other hand, may have the privileges to create a Snap of information and to Publish their Snap to others for their use.

          FEATURES

          o    Repository Management

               o    Add a Repository

               o    Remove a Repository

               o    Modify a Repository

          o    Security

               o    Set User Properties

               o    Set Group Properties

                    o    Security Group

                    o    Cache Group

                    o    Distribution Group

               o    Set Permissions (Data Access)

               o    Set Role Properties (Feature Access)

                    o    BaseViews

                    o    MetaViews

          o    Agent Administration

               o    Register an Agent

               o    Start an Agent

               o    Stop an Agent

               o    Specify Network Protocol for Agent

               o    Set Time-out for Agent

               o    Edit Agent Registry Settings

          o    Group Cache Management

               o    Set Cache Size

               o    Set Cache Policies

               o    Flush Items from Cache

          o    List Database Connections in Use

          o    Stop a Database Query on databases that support it

          SYSTEM REQUIREMENTS

          Hardware

          o    Intel-Based processors

          o    486 processor or higher

          Operating System

          o    Microsoft Windows 95

          o    Microsoft Windows NT 3.5 or above

          Memory

          o    Required Memory 16 Mb

          o    Recommended 24+ Mb

          Disk Space

          o    Required: 25 Mb

          Network Protocol Support

          o    Named Pipes

4.   SAGENT DESIGN STUDIO(TM)

THE SAGENT DATA MART SOLUTION

The SagentO Data Mart Solution is the first fully integrated family of products for populating, managing, and accessing Windows NT-based data marts. Sagent's unique Data Flow Technology lets users process data beyond SQL to create more powerful sets of information than ever before. It includes the Sagent Data Mart Server, Sagent Admin, Sagent Design StudioO, Sagent Information StudioO and Sagent WebLink.

SAGENT DESIGN STUDIO

Sagent Design Studio provides an intuitive and graphical environment for data mart population, metadata creation and the delivery of powerful information to users.

FAST AND EASY DATA MART POPULATION

Scheduled Population

Sagent Design Studio lets you automate population of data marts from OLTP systems and corporate data warehouses using Sagent's innovative Data Flow Technology. A Data Flow Plan is a graphical representation of the process of accessing, transforming and loading or displaying data. Plans can output information to a user's desktop or batch load data into relational database tables. Plans can be easily scheduled to populate and refresh your data mart.

Star Schema Population

Sagent supports any relational database schema you choose to use. For maximum performance, transform routines designed for easily converting data from an OLTP database into a star schema are provided for you. Transforms include:

o    Time Generation for Dimension Tables

o    Key Generation for Dimension Tables

o    Key Lookup for Fact Tables

o    Time Lookup for Fact Tables

Custom Data Transformation

Sagent has integrated Microsoft Visual Basic for Applications () and Microsoft Visual Basic Scripting Edition (VB Script) as its scripting languages so you can easily develop custom Transforms. Or use your favorite programming tool such as Visual Basic or C++ to customize a Sagent Data Mart that meets your specific needs. Sagent also ships with many pre-built Transforms that you can simply drag and drop into a plan. Or you can easily customize Sagent Transforms to meet your requirements.

INTUITIVE METADATA CREATION

The complexities of relational database schemas are easily hidden from end users by creating metadata layers including BaseViews, logical and graphical displays of the physical structure of a database, and MetaViews, business representations for end users to request information.

To create a BaseView, select tables, columns and joins of a database that will be used to create the MetaViews. Join Groups can also be defined to resolve join path conflicts.

MetaView components can include renamed columns and calculated columns such as custom formulas and aggregates grouped by business categories. Multiple MetaViews can be created from one BaseView to give groups different views of the same data. MetaViews can span multiple data marts to provide end users with a seamless view of more than one database.

DELIVERING POWERFUL INFORMATION TO USERS

Graphically specify actions that would be difficult, or impossible, to do using SQL. For example, a Data Flow Plan can access data from one or more data marts using SQL. Then a Sagent standard, or custom transform, can be added to the Plan to perform functions that SQL can't handle, such as ranking or running averages. Results can be delivered to an end user's desktop, loaded into a Microsoft Excel spreadsheet, or dispatched in an electronic mail message.

     FEATURES

     o    Data Flow Plans

     o    Data Mart Loading Components

          o    SQL Query

          o    Join

          o    Splitter

          o    Union

          o    Star Schema Transformation

          o    Batch Load

          o    Save to Table

     o    Data Calculation

          o    Rank

          o    Moving Average

          o    Moving Total

          o    Percent of Total

          o    Running Average

          o    Running totals

          o    Column Select

          o    Memory Sort (outside database)

     o    Sagent Scripting Components

          o VB Script Source--Uses any OLE object as a data source. For example, use an Access file or an Excel spreadsheet to input data to a Data Flow Plan.

          o VB Script Sink--Use any OLE object as an output display in a Data Flow Plan. For example, write a script to send the data to an Excel spreadsheet, an Access database, or a Microsoft Word document.

          o VB Script InPlace--Takes records as input, performs a process and outputs the same number of records to another step.

          o VB Script Copy--Takes records as input and lets you output those plus additional columns. o C++, Delphi and Visual Basic Custom Components

     o    Metadata Creation

          o    BaseViews

          o    Up-front Table Selection

          o    Add/Delete Tables

          o    Add/Delete Columns

          o    Add/Delete Joins

          o    Concatenated Key Support

     o    Create Join Groups

     o    Navigator for Viewing Databases

     o    MetaViews

          o    Create Multiple Views from Same Data

          o    A MetaView can Span Multiple Data Marts

          o    Create Calculated Columns

          o    Categories of Business Terms within each MetaView

     o    Importing/Exporting of Sagent Objects, between Repositories

     o    Search Engine

     o    Plans

     o    Snaps

     o    Filters

     o    Sorting

     o    Grouping by Aggregates

     o    Multiple Presentations

     o    Aggregates

          o    Count

          o    Count Distinct

          o    Sum

          o    Minimum

          o    Maximum

          o    Average

     o    Publish and Subscribe of Plans and Snaps

     o    Autosubscribe

     o    Live Collaboration

     o    Scheduling

     o    Staging Area

     o    Standard Formatting

     SUPPORTED DATABASES

     o    Information Access

          o    Microsoft SQL Server 6.5

          o    Oracle 7.2, 7.3

          o    Red Brick

          o    Sybase 10, 11

          o    ODBC to DB2

          o    others

     o    Repository Databases

          o    Microsoft SQL Server 6.5

          o    Oracle 7.2, 7.3

          o    Sybase 10, 11

     SYSTEM REQUIREMENTS

     o    Hardware

          o    Intel-Based processor

          o    Required 486 processor or higher

          o    Recommended Pentium processor or higher

     o    Operating System

          o    Microsoft Windows 95

          o    Microsoft Windows NT 3.5 or above

     o    Memory for client workstation

          o    Required 16 Mb

          o    Recommended 24 Mb

     o    Disk Space

          o    Required: 25 Mb

     o    Network Protocol Support

          o    Named Pipes

          o    TCP/IP

5.   SAGENT INFORMATION STUDIO

THE SAGENT DATA MART SOLUTION

The SagentO Data Mart Solution is the fast fully integrated family of products for populating, managing, and accessing Windows NT(R)-based data marts. Sagent's unique Data Flow Technology lets users process data beyond SQL to create more powerful sets of information than ever before. It includes the Sagent Data Mart, Sagent Admin, Sagent Design StudioO, Sagent Information StudioO and Sagent WebLink.

SAGENT INFORMATION STUDIO

     Sagent Information Studio is a graphical tool that lets end users quickly and easily access and share information stored in Sagent Data Marts.

     INTUITIVE INFORMATION ACCESS

     Sagent Information Studio provides an intuitive environment for end-users to access information in Sagent data marts. Users build requests for information by choosing from a list of business terms in the MetaView--a business representation of the data stored in the database. They don't need to understand where the information is stored or how it is related. And they are shielded from the complexities of the database structure. The Sagent server joins the information. A user can sort, filter, aggregate and manipulate the result set, using live data.

     Sagent Searching

     Since a Data Mart can contain a large number of records or Parts, Sagent Information Studio includes a search engine to help users easily find the information they need. Key words can be associated with Plans and Snaps to help organize and easily find items of interest.

     Plans and Snaps

     Sagent Information Studio provides two methods for users to save information requests. First they can save the requests or "Plans" for gathering the information. Plans can be executed at any time to get the most recent data from the Data Mart. In addition, Plans can be shared with other users and can be scheduled to run at specified times. A Sagent user can also save the results as a Snap. Snaps are snapshots of data from a particular point in time. Snaps deliver huge performance and productivity gains. By saving the results of a request as a Snap, users can quickly access data without having to run their request again. Snaps can also be distributed to other users and can be used as a starting point for further analysis. Since Snaps are stored in relational database tables, they can be re-queried against--just as with any database table.

     Tight Integration with Microsoft(R) Excel(TM)

     Sagent Information Studio offers tight and unique integration with Microsoft Excel. To place the results of an information request into a Microsoft Excel spreadsheet, Information Studio users just click a button. An Excel spreadsheet, with the results in place, automatically becomes a part of the Information Studio workspace. This innovative capability enables users to use both Information Studio and Excel from a single environment.

     POWERFUL INFORMATION ACCESS

     Sagent Information Studio also features powerful utilities for delivering critical information to end users in flexible and efficient new ways. Using the Design Studio's Data Flow Plans, power users can specify actions that would be difficult, if not impossible, to do with SQL. Administrators can hide the Data Flow functionality from novice users to avoid confusion and Information Studio users may simply run these plans. Or sophisticated users can create Data Flow plans themselves. (See the Design Studio Data Sheet.)

     WORKGROUP SHARING AND COLLABORATION

     Sagent Information Studio makes it easy for groups of users to share information and collaborate to reach better business decisions.

     Publish and Subscribe

     With Sagent Information Studio, users can publish Plans and Snaps for others to easily access by subscribing. Once users have subscribed to an item, Sagent Information Studio automatically notifies them of all changes made to it by the publisher. This feature in particularly important for enforcing standardization among users and ensuring that all members of a workgroup have access to consistent and timely information.

     Live Collaboration

     Sagent Information Studio's live collaboration facilities let groups of users work on Sagent components simultaneously. By "broadcasting" to other users, a Sagent Information Studio user can allow others to view the information that is in their workspace. This capability is ideal for workgroup decision making and for help desk environments.

     FEATURES

     o    Data Flow Plans

          o    SQL Query

          o    Join

          o    Splitter

          o    Union

          o    Moving Average

          o    Moving Total

          o    Running Average

          o    Running Total

          o    Column Select

     o    Sagent Scripting Components

          o VB Script Source --Uses any OLE object as a data source. For example, use an Access file or an Excel spreadsheet to input data to a Data Flow Plan.

          o VB Script Sink--Use any OLE object as an output display in a Data Flow Plan. For example, write a script to send the data to an Excel spreadsheet, an Access database, or a Microsoft Word document.

          o VB Script InPlace--Takes records as input, performs a process and outputs the same number of records to another step.

          o VB Script Copy--Takes records as input and lets you output those plus additional columns.

          o    C++, Delphi and Visual Basic Custom Components

     o    Ad-hoc Information Requests

          o    English-like Filters

          o    Sorting

          o    Calculated Columns

     o    Aggregates

          o    Count

          o    Sum

          o    Minimum

          o    Maximum

          o    Average

          o    Auto-sizing of Columns

     o    Search Engine

          o    "Plans"

          o    "Snaps"

          o    Scheduling

          o    Access to Multiple MetaViews

     o    Run Multiple plans at one time

     o    Integration with Microsoft Excel

     o    Standard Formatting

     o    Live Collaboration

     o    Publish and Subscribe

     o    Printing

SYSTEM REQUIREMENTS

     Hardware

     o    Intel-Based processor

     o    486 processor or higher

     Operating System

     o    Microsoft Windows 95

     o    Microsoft Windows NT 3.5 or above Memory

     o    Recommended 24 Mb Disk Space

     o    Maximum Required: 25 Mb

     Network Protocol Support

     o    Named Pipes

     o    TCP/IP

6.   SAGENT ANALYSIS

Sagent Analysis is a business analysis tool that summarizes information by multiple dimensions so that users can uncover opportunities, trends, and weaknesses in their business. Results from information requests can be displayed in Crosstabs or Charts so users can easily examine the same data from different angles. Sagent Analysis makes business intelligence readily available to anyone who wants to monitor their business operations.

     MULTI-DIMENSIONAL VIEWS OF DATA

Sagent Analysis displays multi-dimensional representations of data so that users can analyze data by dimensions such as sales by product, by region, and by quarter. These data "FlashCubes(TM)" display as Crosstabs or two-dimensional and three-dimensional rotating Charts. Crosstabs and Charts are multi-level and can display any number of business dimensions and measures.

Sagent Analysis automatically creates a Crosstab or Chart from the result set of an existing information access Plan or Snap shot of data. Users can also build a Plan or Snap, working directly from an empty Crosstab or Chart. A single result set can also be displayed in multiple Crosstabs and Charts so that users can easily tab between the individual displays.

     INTERACTIVE PIVOTING AND DRILLING

Sagent Analysis provides interactive pivoting and drilling capabilities in Crosstabs and Charts. Users can pivot data in Crosstabs and Charts, or drill into the data in any direction to discover new relationships between data sets. Data can be drilled in an ad-hoc manner or through pre-defined hierarchies set up by a data designer. An example of a hierarchy is Category, Brand and Product Name in the Product dimension group. Users can also filter data in a Crosstab with immediate results so that users view only the data combinations that they want.

     HIGH PERFORMANCE ANALYSIS

A key aspect of performing complex analysis is the processing of aggregates, which are summarized data such as totals or averages. Sagent balances the processing of aggregates between the client and the server for improved performance. Aggregates can be calculated on the server and then staged on the desktop in a FlashCube. Because data is staged on the desktop, Crosstabs and Charts immediately display results when users are drilling, pivoting or filtering.

     SEAMLESS INTEGRATION WITH SAGENT PRODUCT LINE

Sagent Analysis plugs directly into Sagent Design Studio and Information Studio so users can take advantage of all the benefits of the Sagent Data Mart Solution without having to switch to another product. The features of Sagent Design Studio and Information Studio, such as Publish and Subscribe, Scheduling, creation of Snaps and Internet/Intranet distribution and Data Flow Plans, work seamlessly with Sagent Analysis.

FEATURES

o    Crosstabs of Multiple Dimensions

     o    Local Aggregation

     o    Server Aggregation

o    Charting and Graphing

     o    Two-dimensional

     o    Three-dimensional Rotating

o    Chart Wizard

o    Aggregate Functions

o    Drilling on Crosstabs and Charts

     o    Drill Down: Displays the data for the next Level of detail

     o    Roll Up: Collapses the lower levels of detail

     o Skip Drill: Provides a short cut to display a level of a pro-defined hierarchy

o    Pivoting in Crosstabs, Charts and Graphs

o    Analysis Filtering

o    Multiple Analysis Displays in a Plan or a Snap

o    Saving a Cube as a Snap

o    Saving a Slice of a Cube as a Table

o    Integration with Microsoft Excel

o    Creating Crosstabs and Charts From Existing Plans

o    Exception Highlighting

o    Analysis in Sagent WebLink via ActiveX

     o    Charts

     o    Crosstabs

System Requirements

Hardware

o    Intel-Based processor

o    Required 486 processor or higher

o    Recommended Pentium processor or higher


Operating System

o    Microsoft Windows 95

o    Microsoft Windows NT 3.51 or above

Memory for client workstation

o    Required 16 Mb

o    Recommended 32 Mb

Disk Space

o    Required: 25 Mb

Network Protocol Support

o    Named Pipes

o    TCP/IP

                                    EXHIBIT B

                                  Fee Schedule

           SOFTWARE LICENSE FEES/RESALE LICENSES/DEVELOPMENT LICENSES

     1. Product Licenses for Resale. These Product licenses must be bundled with ADVENT's Application(s) and may not be re-sold on a stand-alone basis. The pricing is based on a per CPU charge. ADVENT will provide a royalty baring license to SAGENT based on embedding Sagent's Server technology as part of Advent's solution. ADVENT will remit [*] percent of the net license fees ADVENT receives for re-licensing of the SAGENT Software Copies. ADVENT shall have the right to set the fees it charges to End Users in its sole discretion, however, the [*] percent of net license fees payable from ADVENT to SAGENT will be based on a minimum re-sale price by ADVENT of $[*] per CPU. Advent further agrees to provide guaranteed revenue minimums according to the schedule outlined below. The payments are due the second month of each quarter, and any additional revenues generated during the month must be paid to Sagent no later than the following Quarter.

SCHEDULE
1997            1998                 1999                2000
Q1   $   0      Q1   $   [*]         Q1   $   [*]        Q1   $   [*]
Q2   $   0      Q2   $   [*]         Q2   $   [*]        Q2   $   [*]
Q3   $   0      Q3   $   [*]         Q3   $   [*]        Q3   $   [*]
Q4   $   0      Q4   $   [*]         Q4   $   [*]        Q4   $   [*]

     2. Development License. ADVENT will purchase from SAGENT an unlimited seat development and internal use license for [*].

     3. Joint Opportunity Finder's Fees. Sagent will pay Advent a finder's fee according to the schedule outlined below for any Advent sold solution that has Sagent's product embedded as part of the solution where Advent's customer desires to extend the Sagent granted functionality delivered by Advent.

     4. Finder's Fee Schedule. Unlock leads provided to Sagent where the net price is under $[*] Sagent will pay [*]% of net license fees received by SAGENT. Unlock leads provided to Sagent where the net price exceeds $[*] Sagent will pay [*]% of net license fees received by SAGENT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

             SUPPORT & PROFESSIONAL/TECHNICAL SERVICES PRICING/FEES

                                SUPPORT SERVICES

Available Support Services will include telephone support, in which we will answer technical questions from designated persons about the installation and use of covered Software products; Maintenance Releases, in which we will provide our copyrighted in-line releases and workarounds as available (we will not undertake individual fixes for you); Upgrades, in which we will provide new product releases (signified by a change in the version number) as substitutes for covered Software Copies; and other generally available Technical Materials. Note that Maintenance Releases and Upgrades, where applicable, may not be used to increase the total number of copies of the Software Copies. After upgrade or maintenance this agreement will only apply to the upgraded or maintained versions of a Software product; you agree to destroy or archive (but not use or transfer) the prior version.

TECHNICAL SUPPORT SERVICES

The Professional Support program is designed to give you access to Sagent Technology's Technical Support Analysts. These analysts are available to insure the continued operation of your Sagent product. This includes working with a Sagent system that has gone down, assisting with the initial setup of new systems, and other problems that arise from the use of our products. Technical Support Services does not include the development of custom code, or detailed product training.

DESIGNATED PROFESSIONAL SUPPORT CONTACTS

Maintaining a clear line of communication between your organization and Sagent's Technical Support department is key to making sure you get the most from the Professional Support program. As such, it is important that you designate specific individuals within your organization that become the primary contacts for working with Sagent Technical Support. These individuals, who are familiar with the technical workings of your company's systems, help by managing the flow of information to the Support Analysts to insure that responses are focused on the problem at hand. The number of contacts within your organization that have access to Sagent Technical Support is specified in your support agreement, and is determined by you based on your need.

WORKING WITH TECHNICAL SUPPORT

Sagent Technical Support tracks your issues based on an incident model. While we do not limit you to a specific number of incidents, we do use incidents to make sure that each issue that you have is resolved to the best of our ability. An incident is defined as a single support issue that cannot be broken down into smaller support issues. Each of these incidents is tracked individually, and can be referenced by you when you contact us.

CONTACTING SAGENT TECHNICAL SUPPORT BY PHONE

Use the phone to contact Sagent Technical Support whenever you have a time-critical or business-critical problem. Sagent Technical Support is available from 6:00 AM to 5:00 PM PST, Monday through Friday. If we are unable to answer your call immediately, you will be given the option to leave a voice mail message. In the message, please be sure to give us your name, company name, a description of the problem, and a phone number that you can be reached at. All calls that go to voice mail will be responded to within two business hours. If we fail to connect with you on the return call, we will leave a message (if possible) with an appropriate time to follow up.

CONTACTING SAGENT TECHNICAL SUPPORT BY ELECTRONIC MAIL

For problems that are not time-critical, you can contact us via the Internet at Techsupport@SagentTech.com. We will respond to all mail messages within one business day of the time it arrives at Sagent Technical Support. Please be sure to include a full description of the problem, your name, your company's name, and a return e-mail address.

ESCALATION PROCESS

Step 1 -- All new technical support issues are handled initially by our support analysts. Our support analysts are trained to deal with the majority of all support issues, and most support issues are resolved at this step.

Step 2 -- If an issue comes up that cannot be handled by the support analyst, it is given one of the following priorities.

          A) Critical - For business outages, or issues, that have a serious customer impact which threatens future productivity.

          B) Important - For issues that do not have a significant current impact on customer productivity.

Step 3 -- Critical issues are immediately escalated to Sagent's upper management team to determine the proper course of action.

          Important issues are escalated to an escalation review committee, which meets regularly to determine the proper course of action for these escalations.

Step 4 -- The course of action determined in Step 3 is communicated to the customer, and an estimated time to complete is given.

                               ANNUAL SUPPORT FEES

PRODUCT SUPPORT AND MAINTENANCE. Upon the licensing of the Sagent/Advent solution to an Advent customer, ADVENT shall charge its End User an annual product support and maintenance fee. ADVENT shall remit to SAGENT on a quarterly basis, [*] percent of the product support and maintenance fees collected by ADVENT for the SAGENT Software.

Product Support and Maintenance for first year of the internal use Development License shall be $[*] due June 30, 1998. Subsequent years Product Support and Maintenance will be included at no additional charge beyond those fees remitted by ADVENT to SAGENT for End User support as provided in the immediately preceding paragraph.

ADVENT shall provide "Tier 1 Support" and "Tier 2 Support" to its customers; SAGENT will provide customers "Tier 3 Support." "Tier 1 Support" shall mean assistance to customers' non-technical questions, such as shipment status and licensing issues, and technical questions that can be solved from lists of known problems and frequently asked questions, including basic customer questions regarding release information, basic product features and functionality. "Tier 2 Support" shall mean assistance to customer cases which are deemed too difficult or involved to be handled by under Tier 1 Support and include cases involving in-depth research or problem solving regarding product features, operations, or functionality. "Tier 3 Support" shall mean assistance to customer cases which are deemed too difficult or involved to be handled by Tier 2 Support and include cases involving the reproduction of high severity/difficulty issues, those which require verification of problem reproductions developed by Tier 2 Support staff, and those which involve undocumented product features or functionality.

                                  TRAINING FEES

Training Classes are $[*] per day for up to 10 participants, plus any related travel or business expenses incurred. Should a training class exceed 10 participants, then an additional fee of $[*] per student will be charged rates.

                                 CONSULTING FEES

Consulting is available from Sagent for a fee of $[*] per day (8 hours) plus any related travel or business expenses.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C
                               [ESCROW AGREEMENT]

                     TERMS AND CONDITIONS OF ESCROW ACCOUNT

                                   SourceFlex
                            Software Escrow Agreement

                 Developer [Sagent Technology, Inc.] SourceFile

This contract is a two-party agreement between SourceFile and Sagent Technology, Inc. End-users may sign on to this agreement as they license the technology from the Sagent. The SourceFile contract provides the opportunity to serve all licensees of a particular Software Developer for one or more systems.

                                   SOURCEFILE
                      SOFTWARE SOURCE CODE ESCROW AGREEMENT
                        SOURCEFILE NUMBER: ___7446_______

     This Software Source Code Escrow Agreement, dated as of January 6, 1997 by and between FileSafe, Inc., a California corporation, doing business as SourceFile ("SourceFile") located at 1350 West Grand Ave., Oakland, California, 94607 and Sagent Technology, Inc., located at 2225 E. Bayshore, Palo Alto, CA, 94303 ("Sagent"), and each Beneficiary identified by Depositor to SourceFile as provided for in Paragraph 3 hereof (each a "Beneficiary", collectively the "Beneficiaries").

                                    RECITALS:

     A. Pursuant to certain software license agreements (each a "License Agreement", collectively the "License Agreements"), Depositor licenses to certain licensees certain software in object code form (the "Software"). A description of each Software effective as of the date hereof, is attached hereto as Exhibit "A".

     B. The Software is the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality.

     C. Depositor desires to ensure the availability to its Beneficiaries of the source code and all necessary proprietary information related to the Software (the "Source Material") in the event certain conditions set forth in Paragraph 4 of this Agreement should occur.

                                   AGREEMENT:

     1. DELIVERY OF SOURCE MATERIAL TO SOURCEFILE. Upon execution of this agreement, Depositor shall deliver to SourceFile a parcel (the "Parcel") sealed by Depositor, which Depositor represents and warrants contains the Source Material. SourceFile has no knowledge of, and makes no representations with respect to, the contents or substance of the Parcel, the Software or the Source Material. Depositor shall send to SourceFile a duplicate of the Source Material within three (3) days after receiving written notice from SourceFile that the Source Material has been destroyed or damaged. All supplements shall be subject to the terms and provisions of this Agreement.

     2. ACKNOWLEDGMENT OF RECEIPT BY SOURCEFILE. SourceFile shall promptly acknowledge to Depositor and to Beneficiary the receipt of the Parcel and any supplements to the Source Material which are added to the Parcel. Depositor shall provide supplements to the Source Material for each version of the Software. All such supplements shall be subject to the terms and provisions of this Agreement. SourceFile will notify Beneficiary and Depositor of each update to the Source Material. Such notification will be sent via certified mail, return receipt required. SourceFile will provide an account status report to the Beneficiary and Depositor on a semi-annual basis.

     3. ACKNOWLEDGMENT BY BENEFICIARIES. For purposes of this Agreement, a licensee of the Software under a fully executed License Agreement, shall be a Beneficiary hereunder with such rights of a Beneficiary as set forth herein, only if (i) such licensee has sent to SourceFile a fully executed copy of the form of acknowledgment attached hereto as Exhibit "B", in which such licensee accepts the terms of this Agreement and (ii) all fees are paid. The names and addresses of the Beneficiaries shall be described in one or more schedules of Beneficiaries. A schedule of Beneficiaries effective as of the date of this Agreement is attached hereto as Exhibit "C." All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees.

     4. TERMS AND CONDITIONS OF THE SOURCE MATERIAL ESCROW. The Parcel shall be held by SourceFile upon the following terms and conditions:

          (i) Beneficiary's right to possession of the Source Code is subject to Beneficiary's execution of a registration document with SourceFile and payment to Sagent of an annual fee for Beneficiary's participation in such escrow account. Such registration document shall provide Beneficiary access to the Source Code, the right to use and modify the Source Code solely to maintain and support Beneficiary's current and future customers of the Licensed Material and the right to produce object code copies of the modified Licensed Material as part of Beneficiary's applications for use in accordance with the terms of the Agreement, subject to the following conditions: (a) Beneficiary is in compliance with the terms of the Agreement; (b) Beneficiary has a valid license to the Licensed Material; and (c) Beneficiary has a valid maintenance agreement with Sagent for support of the Licensed Material, and either (1) a petition in bankruptcy has been filed in Sagent's name, whether voluntarily or involuntarily, and such petition is not withdrawn within 90 days of such filing or (2) pursuant to Sagent's obligations under a valid maintenance agreement with Beneficiary, Sagent has consistently and repeatedly faded or refused to correct a catastrophic error or numerous individual errors in the Licensed Materials which render the licensed materials commercially unusable. Provided that the above conditions exist, and Beneficiary has given Depositor written notice of such breach which was not cured within 60 days (the Release Condition), then SourceFile shall follow the following procedures set forth in this Section 4, parts (ii), (iii), (iv) and (v).

          (ii) SourceFile shall promptly notify Depositor of the occurrence of the Release Condition and shall provide to Depositor a copy of Beneficiary's notice to SourceFile.

          (iii) If SourceFile does not receive Contrary Instructions, as defined below, from Depositor within sixty (60) days following SourceFile's delivery of a copy of such notice to Depositor, SourceFile shall deliver a copy of the Source Material to Beneficiary. "Contrary Instructions" for the purposes of this
               Section 4 shall mean the filing of written notice with SourceFile by Depositor, with a copy to the Beneficiary demanding delivery, stating that the Release Condition has not occurred or has been cured.

          (iv) If SourceFile receives Contrary Instructions from Depositor within sixty (60) days of the giving of such notice to Depositor, SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to store the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly; (2) SourceFile has received a copy of an order of a court of competent jurisdiction directing SourceFile as to the disposition of the Source Material; or (3) SourceFile has deposited the Parcel with a court of competent jurisdiction or a Trustee or receiver selected by such court pursuant to this Section 4, part
               (v) below.

          (v) Upon receipt of Contrary Instructions from Depositor, SourceFile shall have the absolute right at SourceFile's election, to file an action in interpleader requiring the Depositor and Beneficiary to answer and litigate their several claims and rights amongst themselves. SourceFile is hereby authorized to comply with the applicable interpleader statutes of the State of California in this regard.

     5.   TERM OF AGREEMENT. This Agreement shall have an initial term of three
(3) years. The term shall be automatically renewed on a yearly basis thereafter, unless Depositor, Beneficiary, or SourceFile notifies the other parties in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement.

     6. COMPENSATION OF SOURCEFILE. Depositor or Beneficiary agree to pay SourceFile reasonable compensation for the services to be rendered hereunder in accordance with SourceFile's then current schedule of fees, except that any fees associated with Escrow Release Requests and Technical Review/Verification Requests initiated by a Beneficiary must be paid by that Beneficiary in accordance with SourceFile's then current schedule of fees. Depositor or Beneficiary will pay or reimburse SourceFile upon request for all reasonable expenses, disbursements and advances, including software duplication charges, incurred or made by it in connection with carrying out its duties hereunder.

     7. LIMITATION OF DUTIES OF SOURCEFILE. SourceFile undertakes to perform only such duties as are expressly set forth herein.

     8. LIMITATION OF LIABILITY OF SOURCEFILE. SourceFile may rely on and shall suffer no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to SourceFile hereunder which is reasonably believed by SourceFile to be genuine and to have been signed or presented by a person reasonably believed by SourceFile to be authorized to act on behalf of the parties hereto. SourceFile shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. SourceFile may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     9. INDEMNIFICATION OF SOURCEFILE. SourceFile shall be responsible to perform its obligations under this agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided that SourceFile has acted in the manner stated in the previous sentence, Depositor and Beneficiary each agree to indemnify, defend, and hold harmless SourceFile and its agents and employees (collectively, "SourceFile") from any and all claims, demands, liability, costs and expenses (including attorney's fees) incurred by SourceFile directly or indirectly arising from or relating to the Source Material and/or SourceFile's performance of its duties under this Agreement.

     10. RECORD KEEPING AND INSPECTION OF SOFTWARE. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records of SourceFile maintained pursuant to this Agreement and to inspect the facilities of SourceFile and the physical condition of the Source Material.

     11. TECHNICAL VERIFICATION. Beneficiary reserves the option to request SourceFile to verify the Source Material for completeness and accuracy. At Beneficiary's expense, SourceFile may elect to perform the verification at its site or at the Depositor's site. Depositor agrees to reasonably cooperate with SourceFile in the verification process by providing its facilities and computer systems and by permitting SourceFile and at least one employee of Beneficiary to be present during the verification of Source Material.

     12. RESTRICTION ON ACCESS TO SOURCE MATERIAL. SourceFile shall maintain the Source Materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized SourceFile employees. SourceFile shall not disclose the contents of this Agreement to any third party. If SourceFile receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Source Materials, SourceFile will immediately notify Depositor. Except as required to carry out its duties hereunder, SourceFile shall not permit any SourceFile employee, Beneficiary or any other person access to the Source Material except as expressly provided herein, unless consented to in writing by Depositor. SourceFile shall use its best efforts to avoid unauthorized access to the Source Material by its employees or any other person.

     13. BANKRUPTCY. Depositor and Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from SourceFile as permitted hereunder.

     14.  NOTICES.

          (i) Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date service is served personally, sent by overnight courier, or five (5) days after the date of mailing if sent registered mail, postage prepaid, return receipt required, and addressed as follows or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner:

TO DEPOSITOR:  Sagent Technology, Inc.
               2225 East Bayshore Road, Suite 100
               Palo Alto, CA 94303
               Phone: (415) 493-7100
               Fax: (415) 493-1290

TO SOURCEFILE: SourceFile
               1350 West Grand Ave.
               Oakland, CA 94607
               Attn: Client Services
               Phone: (510)419-3888
               Fax: (510)419-3875

          (ii) Deposit update notices and invoices will be sent to parties listed in Exhibit "D" and "E."

TO BENEFICIARY: As set forth in Exhibit "C" Schedule of Beneficiaries.

     15.  MISCELLANEOUS PROVISIONS.

          (a) WAIVER. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

          (b) MODIFICATION OR AMENDMENT. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

          (c) GOVERNING LAW JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California. All disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction and venue of the State and Federal courts of Santa Clara County, California.

          (d) HEADINGS; SEVERABILITY. The headings appearing at the beginning of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (e) FURTHER ASSURANCES. The parties agree to perform all acts and execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

          (f) ENTIRE AGREEMENT. This Agreement, including the attachments hereto contains the entire understanding between the parties and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter thereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto with regard to these escrow instructions and the obligations of SourceFile herein in connection with this Agreement, and shall supersede and cancel any prior instructions. SourceFile is specifically directed to follow these instructions only and SourceFile shall have no responsibility to follow the terms of any prior agreements or oral understandings.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DEPOSITOR                               SOURCEFILE

SAGENT TECHNOLOGY, INC.,                FILESAFE, INC.,
a California corporation                a California corporation


By: _________________________________   By: ____________________________________

Name: Ken Gardner                       Name: __________________________________

Title: Chief Executive Officer          Title: _________________________________

                                   EXHIBIT "A"
                         DESCRIPTION OF SOURCE MATERIAL
                       SourceFile Account #: ___7446______

The Depositor agrees to deposit the Source Material for the benefit of the Licensee of this escrow arrangement. Below is the acknowledgment that the deposit arrived at SourceFile in good order. It is completed by the Depositor and visually inspected by SourceFile. A copy of this form will be shared with Licensees of the Source Material. (As multiple deposits are made, please make copies of this form and number them appropriately. For example, the initial deposit will be Exhibit "A-1", the next "A-2" and so on).

1.   Source Material Deposit

     Product Name Sagent Datamart Server, Web Link
     Version ____2.0_____________________

2.   Type of Media

     -- There can be more than one type (i.e., diskette, tape, hard copy materials, etc.)

     --   Please include the quantity of type (i.e., two (2) diskettes)

     __1 tape___________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

3.   Please check one of the following:

     Initial Deposit____   Supplemental __X__   Replacement _______ *

    *If replacement, then: Destroy Deposit_____  or Return Deposit_____
________________________________________________________________________________

Completed by:                           Visually verified by:

DEPOSITOR                               SOURCEFILE


By: _________________________________   By: ____________________________________

Name: Ken Gardner                       Name: __________________________________

Title: Chief Executive Officer          Title:  Client Services

Date: _______________________________   Date: __________________________________


                                   EXHIBIT "B"

                      FORM OF ACKNOWLEDGMENT BY BENEFICIARY

     The undersigned hereby acknowledges, accepts and agrees to be bound by the terms of the attached SourceFlex Software Source Code Escrow Agreement by and between SourceFile, Inc., a California corporation, as Escrow Agent and Sagent Technology, Inc., as Licensee, dated December 1, 1996.

BENEFICIARY: By: __________________________

             Name: ________________________

             Company: _____________________

             Title: _______________________

             Address: _____________________

             ______________________________

             ______________________________

             Phone: _______________________

             Fax: _________________________

DEPOSITOR:   Sagent Technology, Inc.
             2225 East Bayshore Rd., Suite 100
             Palo Alto, CA  94303
             Phone:  (415) 493-7100
             Fax:  (415) 493-1290

PLEASE SEND CERTIFIED OR REGISTERED MAIL to:

SOURCEFILE: SOURCEFILE
            1350 West Grand Ave.
            Oakland, CA  94607
            Attn:  Client Services
            Phone:  510.419.3888
            Fax:  510.419.3875

                                   EXHIBIT "C"
                    SCHEDULE OF BENEFICIARIES OF THE SOFTWARE

                                   EXHIBIT "D"
                               SCHEDULE OF NOTICES
                                    DEPOSITOR



Depositor deposit notices should be sent to: Name: Kathy Gelin
                                             Title: Corporate Controller
                                             Address: 2225 East Bayshore Road,
                                                      Suite 100
                                                      Palo Alto, CA  94303
                                             Phone: (415) 496-3112
                                             Fax: (415) 493-1290


Depositor invoices notices should be sent to: Name: Kathy Gelin
                                              Title: Corporate Controller
                                              Address: 2225 East Bayshore Road,
                                                       Suite 100
                                                       Palo Alto, CA  94303
                                              Phone: (415) 496-3112
                                              Fax: (415) 493-1290





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

                                   EXHIBIT "E"
                               SCHEDULE OF NOTICES
                                   BENEFICIARY



Beneficiary deposit notices should be sent to: Name: ___________________________
                                               Title: __________________________
                                               Address: ________________________
                                                        ________________________
                                                        ________________________
                                               Phone: __________________________
                                               Fax: ____________________________




Beneficiary invoices notices should be sent to: Name: __________________________
                                                Title: _________________________
                                                Address: _______________________
                                                         _______________________
                                                         _______________________
                                                Phone: _________________________
                                                Fax: ___________________________



1. Concurrent with the delivery of the OBJECT CODE, as stated in Article ___of the Agreement, PROVIDER shall deposit in ADVENT Law Department at ____(address)_____, Attention: General Counsel, the then-current copies of the Escrow Materials. SOURCE CODE shall be provided on media as specified by ADVENT. At the same time as revisions to the OBJECT CODE, (including any IMPROVEMENTS, CORRECTIONS, ENHANCEMENTS, UPGRADES, and UPDATES which PROVIDER is required to incorporate in the [Software] are delivered by PROVIDER, PROVIDER shall deliver to ADVENT the revised Escrow Materials. If necessary, ADVENT shall give PROVIDER access to the Escrow Materials previously deposited for the purpose of updating such Escrow Materials.

2. ADVENT shall protect the Escrow Materials to the same extent as it does its own confidential information of a similar nature and shall not use or examine such materials, except to verify the accuracy, completeness and sufficiency of a deposit and except as provided in Article (the Escrow Account Article), Paragraphs B and C.

3. ADVENT shall have the right to have PROVIDER demonstrate to ADVENT, within the applicable operating environment, for the initial deposit of Escrow Materials and, thereafter, not more frequently than once a year at either ADVENT's cognizant place of business or at another site chosen by mutual agreement, that the Escrow Materials comprise the then current Software and [DOCUMENTATION/its related documentation]. Each party shall be responsible for its own costs associated with this demonstration, except that ADVENT will reimburse PROVIDER travel and living expenses, as provided in Attachment C, related to this demonstration if held at an ADVENT site. In order to have such demonstration, ADVENT shall give written notice to PROVIDER specifying a date for the demonstration, which shall be no sooner than thirty (30) days after the date of receipt of the written notice. If PROVIDER cannot demonstrate to ADVENT that the Escrow Materials are current, PROVIDER shall immediately update the Escrow Materials to make them current.

4. ADVENT will inform PROVIDER of any change in the location and person responsible for holding the Escrow Materials.



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

5. ADVENT or PROVIDER may request the joint inspection of the Escrow Materials at ADVENT's site, with reasonable notice, to review the Escrow Materials for accuracy, completeness and currentness. In the event such review reveals a deficiency in the Escrow Materials, PROVIDER shall promptly provide revisions to the Escrow Materials to correct such deficiency. ADVENT will return obsolete versions of the Escrow Materials to PROVIDER when no longer required for the purposes of this Agreement.



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